SADLERGIBB
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Management of Cantor Group Inc.

As independent registered public accountants, we hereby consent to the use of our report dated March 27, 2017 with respect to the financial statements of Cantor Group Inc., in its registration statement on Form S-1 relating to the registration of 3,000,000 shares of common stock. We also consent to the reference of our firm under the caption "Experts" in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT
April 12, 2017

office 801.783.2950
fax 801.783.2960

www.sadlergibb.com | 2455 East Parleys Way Suite 320, Salt Lake City, UT 84109